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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                             Securities Act of 1934



Date of Report (Date of earliest event reported):  August 27, 1997

                             BOSTON CHICKEN, INC.
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            (Exact name of registrant as specified in this charter)

Delaware                          0-22802                        36-3904053
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(State or other                 (Commission                    (IRS Employer
jurisdiction of                   File No.)                  Identification No.)
incorporation)


     14103 Denver West Parkway, P.O. Box 4086, Golden, Colorado 80401-4086
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                    (Address of principal executive offices)


                                (303) 278-9500
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             (Registrant's telephone number, including area code)


                                Not applicable
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         (Former name or former address, if changes since last report)
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Item 5. Other Events.

     On August 27, 1997, Boston Chicken, Inc. (the "Company") announced that the Company had acquired a majority equity interest in Progressive Food Concepts, Inc. ("PFCI"). PFCI was formed in January 1997 to explore additional opportunities in home meal replacement. Following the acquisition, the Company now owns approximately 85% of the equity of PFCI. At the request of the Company, PFCI has been conducting a test of an expanded Boston Market concept in Charlotte, North Carolina that combines Boston Market's traditional homestyle hot foods with fresh, chilled prepared salads and meals, as well as an expanded line of deserts. Based upon the strong initial response to such test, the Company plans to expand the test to 16 Boston Market stores in the Denver metropolitan area that the Company has acquired from BCE West, L.P., the Company's area developer in the southwest U.S.

     The Company also announced that, as earlier reported, Saad J. Nadhir, PFCI chairman and co-founder of the Company, will rejoin the Board of Directors of the Company as Co-Chairman. Mr. Nadhir will become Co-Chairman and Chief Executive Officer of the Company as of October 1, 1997. Scott A. Beck, currently the Company's Chairman, President and Chief Executive Officer, will become Co-Chairman and retain his position as President of the Company.

     The Company also announced that it has converted its loan to Mayfair Partners, L.P., the Company's area developer in Washington, D.C., northern Virginia and portions of Maryland, into a 75% equity interest. The transaction increases the Company's store base by 53 stores. Together with the Company's purchase of 16 Denver-area stores from BCE West, the Company has 296 Company stores, approximately 25% of the Boston Market system. The Company does not presently intend to purchase any of the minority interest of Mayfair.

     Certain statements in this report constitute "forward-looking statements" and involve risks, uncertainties and other factors which may cause the actual results and the performance of the Company, its area developers and franchisees, and its and their Boston Market stores to be materially different from the results, performance or achievements expressed or implied by such statements. Such factors include, among others: availability and cost of capital; success of operating initiatives; development and operating costs; area developers' adherence to development schedules; advertising and promotional efforts; store performance; adverse publicity; changes in business strategy, including the possible integration of fresh, chilled prepared foods in the Boston Market concept; changes in development plans; availability, locations, and terms of sites for store development; and other factors set forth in the Company's filings with the Securities and Exchange Commission.
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                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated:    August 27, 1997

                                BOSTON CHICKEN, INC.


                                By: /s/ Mark W. Stephens
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                                    Mark W. Stephens
                                    Vice Chairman of the Board and Chief
                                       Financial Officer